EXHIBIT 10.4

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of [•], 2022, by and among:

(i)	DiaCarta, Inc., a Delaware corporation (“Domesticated SPAC”);

(ii)	DiaCarta Holdings, Inc., a Delaware Corporation (“Domesticated Company”);

(iii)	HH&L Investment Co., a Cayman Islands exempted company (“Sponsor”);

(iv)	certain equityholders of Domesticated SPAC listed on Schedule I hereto (each, a “SPAC Holder” and collectively, the “SPAC Holders”); and

(v)	certain equityholders of Domesticated Company listed on Schedule II hereto (each, a “Company Holder” and collectively, the “Company Holders” and together with the SPAC Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, each a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, DiaCarta, Ltd., a Cayman Islands exempted company and prior to the Company Domestication described below, predecessor to Domesticated Company (“Company”), Diamond Merger Sub Inc. (“Merger Sub”), and HH&L Acquisition Co., a Cayman Islands exempted company and prior to the Company Domestication described below, predecessor to Domesticated SPAC (“SPAC”) have entered into that certain Business Combination Agreement, dated as of October 14, 2022 (as amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (a) SPAC shall migrate to and domesticate as a Delaware corporation; (b) the Company shall migrate to and domesticate as a Delaware corporation (the “Company Domestication”); (c) Merger Sub will merge with and into Domesticated Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Domesticated SPAC (as defined below); and (d) Domesticated SPAC will change its name to “DiaCarta, Inc.”;

WHEREAS, the Company and the Company Holders are parties to that certain Investors’ Rights Agreement, dated August 18, 2017 (the “Prior Company Agreement”);

WHEREAS, SPAC and certain of the SPAC Holders are parties to that certain Registration Rights Agreement, dated February 5, 2021 (the “Prior SPAC Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Action” means any charge, claim, action, complaint, petition, prosecution, audit, investigation, appeal, suit, litigation, injunction, writ, order, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Addendum Agreement” is defined in Section  6.2.

“affiliate” of any particular person means any other person controlling, controlled by or under common control with such person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the board of directors of Domesticated SPAC.

“Business Combination Agreement” is defined in the preamble to this Agreement.

“Business Day” means a day on which commercial banks are open for business in New York, U.S., the Cayman Islands and Hong Kong, except a Saturday, Sunday or public holiday (gazetted or non-gazetted and whether scheduled or unscheduled).

“Closing” has the meaning assigned to such term in the Business Combination Agreement.

“Closing Date” has the meaning assigned to such term in the Business Combination Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Company Holders” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demanding Company Holders” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“Demanding SPAC Holders” is defined in Section 2.2.1.

“Domesticated SPAC” is defined in the preamble to this Agreement.

“Effective Time” has the meaning assigned to such term in the Business Combination Agreement.

“Effectiveness Period” is defined in Section 3.1.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-1 Shelf” has the meaning assigned to such term in Section 2.1.1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Form S-3 Shelf” has the meaning assigned to such term in Section 2.1.1.

“Governmental Authority” means any federal, state, provincial, municipal, local, foreign, multi-national, supra-national, government or governmental authority or regulatory body thereof, or political subdivision thereof, or any commission, department, board, bureau, agency, instrumentality or authority thereof, any court, tribunal, arbitrator, arbitration panel or similar judicial body or any self-regulatory organization.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, assessment or award (including any arbitration award), in each case, entered by or with any Governmental Authority.

“Holder” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Law” means any statute, law, ordinance, rule, regulation, directive or Governmental Order, in each case, of any Governmental Authority.

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 6.5.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.

“Permitted Transfer” means any of the following type of transfers (irrespective whether a restriction on Transfer then applies) between any of the Sponsor, SPAC Holders and any person to whom shares of Domesticated SPAC Common Stock have been transferred pursuant to a type of transfer as described below and is or has become parties to this Agreement: (i) Transfers of shares of Domesticated SPAC Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin; (ii) Transfers by will or intestate succession upon the death of the undersigned; (iii) Transfers of shares of Domesticated SPAC Common Stock pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (iv) if the Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (a) Transfers to any affiliate, including another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Holder, or (b) as part of distributions of shares of Domesticated SPAC Common Stock to partners, limited liability company members or shareholders of the Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (v) if the Holder is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vi) Transfers to the officers or directors of Domesticated SPAC or the Sponsor or their respective affiliates; (vii) Transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses (i) through (vi).

“Piggy-Back Registration” is defined in Section 2.3.1.

“Prior Company Agreement” is defined in the preamble to this Agreement.

“Prior SPAC Agreement” is defined in the recitals to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) any outstanding shares of Domesticated SPAC Common Stock or any other equity security (including shares of Domesticated SPAC Common Stock issued or issuable upon the exercise of any other equity security) of Domesticated SPAC held by a Holder as of immediately following the Effective Time, (b) any outstanding shares of Domesticated SPAC Common Stock or any other equity security (including shares of Domesticated SPAC Common Stock issued or issuable upon the exercise of any other equity security) of Domesticated SPAC constituting Aggregate Merger Consideration (as defined in the Business Combination Agreement), (c) the Domesticated SPAC Warrants (including any share of Domesticated SPAC Common Stock issued or issuable upon the exercise of any such Domesticated SPAC Warrants) and (d) any other equity security of Domesticated SPAC or any of its Subsidiaries, or any successor, issued or issuable with respect to any securities referred to in (a) – (c), above by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged, in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Domesticated SPAC to the transferee; (c) such securities shall have ceased to be outstanding; (d) such securities are eligible for resale without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (f) such Holder ceases to hold at least one percent (1%) of the shares of Domesticated Common Stock that are outstanding at such time.

“Registration Statement” means a registration statement filed by Domesticated SPAC with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time. “SPAC Holders” is defined in the recitals to this Agreement.

“Sponsor” is defined in the preamble to this Agreement.

“Subsequent Shelf” has the meaning assigned to such term in Section 2.1.3.

“Subsidiary” means, with respect to any Person (for purposes of this definition, the “Controlling Company”), any other Person (i) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Company and/or (ii) with respect to which the Controlling Company or its Subsidiaries is a general partner or managing member, and, in each case of the foregoing clauses (i) and (ii), any predecessor or successor of such other Person.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any shares of Domesticated SPAC Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Domesticated SPAC Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include (x) any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer or (y) a Permitted Transfer.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” means an underwritten or other coordinated public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

“Underwritten Demand Registration” is defined in Section 2.2.1.

Article 2
REGISTRATION RIGHTS.

2.1              Resale Shelf Registration Rights.

2.1.1          Registration Statement Covering Resale of Registrable Securities. Within forty-five (45) calendar days following the Closing Date, Domesticated SPAC shall prepare and file or cause to be prepared and filed with the Commission, as the case may be, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (if Domesticated SPAC is then eligible to use a Form S-3 Shelf) (the (“Form S-3 Shelf”, and, together with the Form S-1 Shelf, whichever may be applicable, a (“Resale Shelf Registration Statement”)), in either case, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale by Holders from time to time of all of the Registrable Securities (determined as of two (2) business days prior to such submission or filing). Domesticated SPAC shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but no later than the earlier of (a) the sixtieth (60th) calendar day following the filing date thereof (or the ninetieth (90th) calendar day if the Commission notifies Domesticated SPAC that it will “review” the Registration Statement), and (b) the tenth (10th) business day after the date Domesticated SPAC is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period or until such time as there are no longer any Registrable Securities. In the event Domesticated SPAC files a Form S-1 Shelf, Domesticated SPAC shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any subsequent Resale Shelf Registration Statement) to a Form S-3 Shelf as soon as reasonably practicable after Domesticated SPAC is eligible to use a Form S-3 Shelf. Domesticated SPAC’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.1.1.

2.1.2          Notification and Distribution of Materials. Domesticated SPAC shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3          Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, Domesticated SPAC shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith, as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act, with respect to the disposition of all the Registrable Securities during the Effectiveness Period or until such time as there are no longer any Registrable Securities. If a Resale Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, Domesticated SPAC shall use commercially reasonable efforts to, as promptly as is reasonably practicable: (a) cause such Resale Shelf Registration Statement to again become effective under the Securities Act (including using commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement), (b) amend such Resale Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf, or (c) prepare and file an additional Resale Shelf Registration Statement (a “Subsequent Shelf”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf is filed pursuant to this Section 2.1.3, Domesticated SPAC shall use commercially reasonable efforts to (a) cause such Subsequent Shelf to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, and (b) keep such Subsequent Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf shall be on Form S-3 to the extent that Domesticated SPAC is eligible to use such form, and shall be an automatic shelf registration statement as defined in Rule 405 promulgated under the Securities Act if Domesticated SPAC is a well-known, seasoned issuer as defined in Rule 405 promulgated under the Securities Act, at the most recent applicable eligibility determination date. Domesticated SPAC’s obligation under this Section 2.1.3, shall, for the avoidance of doubt, be subject to Section 3.2.

2.1.4          Change in Registration. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs Domesticated SPAC that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, Domesticated SPAC agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available, to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Domesticated SPAC shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available, written or oral guidance; comments; requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis, based on the total number of Registrable Securities held by the Holders, and subject to a determination by the Commission or pursuant to SEC Guidance that certain Holders must be reduced first, based on the number of Registrable Securities held by such Holders. In the event that Domesticated SPAC amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, Domesticated SPAC will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Domesticated SPAC or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available, to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5          Notice of Certain Events. Domesticated SPAC shall promptly notify the Holders in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). Domesticated SPAC shall promptly notify each Holder, in writing, of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto, or any post-effective amendment to the Resale Shelf Registration Statement, and of the effectiveness of any post-effective amendment.

2.2              Demand Registration.

2.2.1          Request for Registration. At any time, and from time to time, after the expiration of any lock-up period to which the Holders may be subject, when an effective Resale Shelf Registration Statement is on file with the Commission: (a) (i) Holders of at least 15% in interest of the then outstanding number of Registrable Securities held collectively by the SPAC Holders (“Demanding SPAC Holders”) or (ii) Holders of at least a majority in interest of the then outstanding number of Registrable Securities held collectively by the Company Holders (“Demanding Company Holders” and, together with the Demanding SPAC Holders, the “Demanding Holders” and each a “Demanding Holder”), as the case may be, may request to sell all or any portion of their Registrable Securities in an Underwritten Takedown and (b) to the extent Domesticated SPAC is not eligible to use a Registration Statement on Form S-3 after twelve months after the date of this Agreement, the Demanding Holders may require Domesticated SPAC to file a Registration on Form S-1 to effect an underwritten offering or other coordinated offering of all or any portion of their Registrable Securities (“Underwritten Demand Registration” and, together with an Underwritten Takedown, a “Demand Registration”); provided in each case that Domesticated SPAC shall only be obligated to effect an underwritten offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder(s) with a total offering price reasonably expected to exceed, in the aggregate, $40 million (the “Minimum Takedown Threshold”). The SPAC Holders, on the one hand, and the Company Holders, on the other hand, may each demand not more than two (2) Demand Registrations pursuant to this Section 2.2.1 in any 12-month period. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Domesticated SPAC will, within five (5) days of its receipt of the Demand Registration, notify all Holders that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration shall so notify Domesticated SPAC within five (5) days after the receipt by the holder of the notice from Domesticated SPAC and, upon any such request, shall be deemed Demanding Holders and shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. Domesticated SPAC shall not be obligated to effect: (a) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1, (b) more than two Underwritten Takedowns in any twelve-month period, (c) more than one (1) Underwritten Demand Registration during any twelve-month period, (d) more than two Underwritten Demand Registrations at the request of Demanding SPAC Holders, or (e) more than two Underwritten Demand Registrations at the request of Demanding Company Holders, provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2.1 are not fully included in such Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute an Underwritten Demand Registration pursuant to this 2.2.1. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Holder or any transferee thereof request an underwritten offering during any lock-up period applicable to such Person.

2.2.2          Effective Registration. A Registration will not count as a Demand Registration unless and until (i) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and (ii) Domesticated SPAC has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that Domesticated SPAC shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3          Underwritten Offering. If the Demanding Holders so elect and such holders so advise Domesticated SPAC as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering with an estimated market value of at least $40 million, and the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting, and the inclusion of such Holder’s Registrable Securities in the underwriting, to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters. Subject to Section 2.3.1 and 2.4(b), the majority-in-interest of the Holders initiating the demand shall have the right to select the Underwriter or Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks ), subject to the approval of Domesticated SPAC’s prior approval (which shall not be unreasonably withheld, conditioned or delayed).

2.2.4          Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Domesticated SPAC and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Domesticated SPAC Common Stock or other securities which Domesticated SPAC desires to sell and shares of Domesticated SPAC Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of Domesticated SPAC who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the (“Maximum Number of Shares”)), then Domesticated SPAC shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as (“Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 or 2.3.1 hereof, without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i) and (ii), shares of Domesticated SPAC Common Stock or other securities that Domesticated SPAC desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) - (iii), shares of Domesticated SPAC Common Stock or other securities for the account of other persons that Domesticated SPAC is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5          Withdrawal. Prior to the pricing of an offering pursuant to a Demand Registration, if a majority-in-interest of the Demanding Holders initiating such Demand Registration disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Domesticated SPAC and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse Domesticated SPAC for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.1.

2.3              Piggy-Back Registration.

2.3.1          Piggy-Back Rights. If Domesticated SPAC proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Domesticated SPAC for its own account or for stockholders of Domesticated SPAC for their account (or by Domesticated SPAC and by stockholders of Domesticated SPAC including, without limitation, pursuant to Section 2.1 or Section 2.2, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Domesticated SPAC’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of Domesticated SPAC, (iv) filed on Form S-4, related to any merger, acquisition or business combination, (v) for a dividend reinvestment plan or (vi) filed in connection with a Block Trade by one or more holders of Registrable Securities in accordance with Section 2.4, then Domesticated SPAC shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). Domesticated SPAC shall, in good faith, cause such Registrable Securities to be included in such Piggy-Back Registration and shall use its reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Domesticated SPAC, and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form, with the Underwriter or Underwriters selected by Domesticated SPAC for such Piggy-Back Registration.

2.3.2          Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Domesticated SPAC and the holders of Registrable Securities in writing that the dollar amount or number of shares of Domesticated SPAC Common Stock which Domesticated SPAC desires to sell, taken together with shares of Domesticated SPAC Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then Domesticated SPAC shall include in any such registration:

(a)                If the Registration is undertaken for Domesticated SPAC’s account: (i) first, shares of Domesticated SPAC Common Stock or other securities that Domesticated SPAC desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), shares of Domesticated SPAC Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (iii) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), shares of Domesticated SPAC Common Stock or other securities for the account of other persons that Domesticated SPAC is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)                If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (a) first, shares of Domesticated SPAC Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (b) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (a), shares of Domesticated SPAC Common Stock or other securities that Domesticated SPAC desires to sell that can be sold without exceeding the Maximum Number of Shares; (c) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (a) and (b), shares of Domesticated SPAC Common Stock or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (d) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (a), (b) and (c), shares of Domesticated SPAC Common Stock or other securities for the account of other persons that Domesticated SPAC is obligated to register, pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3          Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Domesticated SPAC of such request to withdraw, prior to the effectiveness of the Registration Statement. Domesticated SPAC (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, Domesticated SPAC shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration prior to its withdrawal, as provided in Section 3.3.

2.3.4          Unlimited Piggy-Back Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof, and there shall be no limit on the number of Piggy-back Registrations.

2.4             Block Trades.

(a)                Notwithstanding the foregoing, following the expiration of any lock-up period that may be applicable to a Holder, at any time, and from time to time after when an effective Resale Shelf Registration Statement is on file with the Commission, if a Demanding Holder wishes to consummate a Block Trade, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $40 million or (y) all remaining Registrable Securities held by the Demanding Holder, then notwithstanding the time periods and piggyback rights otherwise provided herein, such Demanding Holder shall, if it would like the assistance of Domesticated SPAC, give Domesticated SPAC sufficient advance notice in order to prepare the appropriate documentation for such transaction. Such Demanding Holder, if requesting a Registered underwritten Block Trade, (1) shall give Domesticated SPAC written notice of the transaction and the anticipated launch date of the transaction at least seven (7) Business Days prior to the anticipated launch date of the transaction, (2) Domesticated SPAC shall not be required to notify other Holders, and (3) Domesticated SPAC shall only be required to include in the Block Trade only shares held by the Demanding Holders.

(b)                The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable, nationally recognized investment banks).

(c)                Notwithstanding anything to the contrary in this Agreement, Section 2.3 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

Article 3
REGISTRATION PROCEDURES.

3.1               Filings; Information. Whenever Domesticated SPAC is required to effect the registration of any Registrable Securities pursuant to Section 2 or effecting an underwritten Block Trade, Domesticated SPAC shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1          Filing Registration Statement. Domesticated SPAC shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which Domesticated SPAC then qualifies or which counsel for Domesticated SPAC shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the Effectiveness Period or until such time as there are no longer any Registrable Securities; provided, however, that Domesticated SPAC shall have the right to defer any Demand Registration for a period up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, or suspend use of any Registration Statement, in each case if Domesticated SPAC shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of Domesticated SPAC stating that, in the good faith judgment of the Board, it would be materially detrimental to Domesticated SPAC and its stockholders for such Registration Statement to be effected at such time; provided, however, that Domesticated SPAC shall not defer its obligation in this manner more than three times in any 12-month period, and no more than 120 days in the aggregate in any twelve month period.

3.1.2          Copies. Domesticated SPAC shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3          Amendments and Supplements. Domesticated SPAC shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”) or until such time as there are no longer any Registrable Securities.

3.1.4          Notification. After the filing of a Registration Statement, Domesticated SPAC shall promptly, and in no event more than five (5) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within five (5) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and Domesticated SPAC shall take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Domesticated SPAC shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5          Securities Laws Compliance. Domesticated SPAC shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Domesticated SPAC and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Domesticated SPAC shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or subject itself to taxation in any such jurisdiction.

3.1.6          Agreements for Disposition. Domesticated SPAC shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities to be Registered pursuant to this Agreement. The representations, warranties and covenants of Domesticated SPAC in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Domesticated SPAC.

3.1.7          Comfort Letter. If requested by the applicable managing Underwriter, Domesticated SPAC shall obtain a “cold comfort” letter from Domesticated SPAC’s independent registered public accountants or auditor in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders.

3.1.8          Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, Domesticated SPAC shall obtain an opinion, dated such date, of one (1) counsel representing Domesticated SPAC for the purposes of such Registration, addressed to the Holders, placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, the placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating Holders, provided, that the Holders shall cooperate fully in the preparation and delivery of such opinion.

3.1.9          Cooperation. Domesticated SPAC shall cause its principal executive officer, principal financial officer, principal accounting officer and all other officers and members of the management to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in reasonably requested meetings with Underwriters, attorneys, accountants and potential holders; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to Domesticated SPAC, prior to the release or disclosure of any such information.

3.1.10        Records. Upon execution of confidentiality agreements, Domesticated SPAC and selling holders of Registrable Securities shall make available for inspection by Domesticated SPAC and any other selling holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by Domesticated SPAC or any such holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties, as shall be necessary to enable them to exercise their due diligence responsibility, and cause their officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11        Earnings Statement. Domesticated SPAC shall comply with all applicable rules and regulations of the Commission and the Securities Act, and shall use commercially reasonable efforts to make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12       Listing. Domesticated SPAC shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Domesticated SPAC are then listed or designated.

3.1.13       Holder Obligations. 3.1.14 Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with information requested pursuant to Section 3.3, Domesticated SPAC may exclude such Holder’s Registrable Securities from the applicable Registration Statement or prospectus if it determines in good faith, based on the advice of counsel, that it is necessary to include such information in the applicable Registration Statement or prospectus and such Holder continues thereafter to withhold such information. In addition, no Person or entity may participate in any underwritten offering or Block Trade, or other offering for equity securities of Domesticated SPAC pursuant to a Registration initiated by Domesticated SPAC hereunder unless such Person or entity (i) agrees to sell such Person’s or entity’s securities on the basis provided in any underwriting arrangements approved by Domesticated SPAC; and (ii) completes and executes all customary questionnaires and other customary documents as may be reasonably required under the terms of such underwriting arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.1.14 shall not affect the registration of the other Registrable Securities to be included in such Registration. In connection with any underwritten offering of equity of Domesticated SPAC (other than a Block Trade) in which a Holder participates, such Holder agrees that it shall not Transfer any shares of Domesticated SPAC Common Stock or other equity securities of Domesticated SPAC (other than those included in such offering pursuant to this Agreement), without the prior written consent of Domesticated SPAC, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or by written consent of the managing Underwriters. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders); provided that, such agreement shall not be materially more restrictive than any similar agreement entered into by the directors and executive officers of Domesticated SPAC participating in such underwritten offering; provided, further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all Holders.

3.1.15       Obligation to Suspend Distribution. Upon receipt of any notice from Domesticated SPAC: (a) that the applicable Registration or prospectus contains an untrue statement of a material fact or an omission to state a material fact required to be stated in such Registration or prospectus, or necessary to make the statements in such Registration or prospectus (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, (b) of the occurrence of any event of the kind described in Section 3.1.4, or, (c) of any suspension by Domesticated SPAC, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in Domesticated SPAC’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities, pursuant to the Registration Statement covering such Registrable Securities, until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4 or the restriction on the ability of “insiders” to transact in Domesticated SPAC’s securities is removed, as applicable, and, if so directed by Domesticated SPAC, each such holder will deliver to Domesticated SPAC all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.1.16        Registration Expenses. Except as set forth in Section 2.2.5, Domesticated SPAC shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any demand takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-4 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Domesticated SPAC’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Domesticated SPAC and fees and expenses for independent certified public accountants retained by Domesticated SPAC; and (viii) the fees and expenses of any special experts retained by Domesticated SPAC in connection with such registration, and (ix) only in an underwritten offering, the fees and expenses of one legal counsel selected by the holders of a majority in interest of the Registrable Securities included in such offering. Domesticated SPAC shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and Domesticated SPAC shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.2               Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by Domesticated SPAC, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with Domesticated SPAC’s obligation to comply with Federal and applicable state securities Laws.

Article 4
INDEMNIFICATION AND CONTRIBUTION.

4.1               Indemnification by Domesticated SPAC. Domesticated SPAC agrees to indemnify and hold harmless each Holder, and each of its officers, employees, directors, partners, members, and each person, if any, who controls a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Domesticated SPAC shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or Action; provided, however, that Domesticated SPAC will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Domesticated SPAC, in writing, by such selling Holder expressly for use therein, or is based on any selling Holder’s violation of the federal securities Laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2               Indemnification by Holders of Registrable Securities. Each selling Holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless Domesticated SPAC, each of its directors and officers, and each other selling Holder and each other person, if any, who controls Domesticated SPAC or another selling Holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or Actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Domesticated SPAC by such selling Holder expressly for use therein, or is based on any selling Holder’s violation of the federal securities Laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse Domesticated SPAC, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or Action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder.

4.3               Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any Action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or Action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or Action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or Action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or Action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any Action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4             Contribution.

4.4.1          If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or Action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or Action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or Action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3          The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or Action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such Action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Article 5
RE-SALE RIGHT AND RULE 144 REPORTING

5.1               Re-Sale Right. Domesticated SPAC shall, at its own cost, upon the request by a Holder, and upon the receipt of any customary documentation required from the applicable Holder in connection therewith, use its commercially reasonable efforts to facilitate the Holder in the sale or disposition of, and to enable the Holder to sell under Rule 144, the maximum number of its Registrable Securities, including, without limitation: (a) the prompt delivery of applicable instruction letters to Domesticated SPAC’s transfer agent to remove legends from the Holder’s share certificates, and (b) causing the prompt delivery of appropriate legal opinions from Domesticated SPAC’s counsel in forms reasonably satisfactory to the Holder’s counsel; (c) if Domesticated SPAC has depositary receipts listed or traded on any exchange or inter-dealer quotation system, (i) the prompt delivery of instruction letters to Domesticated SPAC’s share registrar and depositary agent to convert the Holder’s securities into depositary receipts or similar instruments to be deposited in the Holder’s brokerage account(s), (ii) the prompt payment of all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holder, and (iii) taking any and all other steps necessary to facilitate the conversion into depositary receipts or similar instruments (for the avoidance of doubt, Domesticated SPAC shall not be obligated to pay any American depositary share issuance or transfer fees or expenses and stock transfer taxes in relation to any sale or disposition of the Registrable Securities); provided, however, that Domesticated SPAC shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an underwritten offering.

5.2               Rule 144 Reporting. Domesticated SPAC agrees to use commercially reasonable efforts to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act; (b) file with the SEC in a timely manner all reports and other documents required of Domesticated SPAC under the Securities Act and the Exchange Act; and (c) furnish to the Holder promptly upon request (i) a written statement by Domesticated SPAC as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Domesticated SPAC, and (iii) such other reports and documents of Domesticated SPAC as the Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

Article 6
MISCELLANEOUS.

6.1              Other Registration Rights and Arrangements. Domesticated SPAC represents and warrants that no person, other than a holder of the Registrable Securities has any right (“Registration Rights”) to require Domesticated SPAC to register any of shares of Domesticated SPAC Common Stock for sale or to include shares of Domesticated SPAC Common Stock in any registration filed by Domesticated SPAC for the sale of shares for its own account or for the account of any other person, except for any agreement (“PIPE Registration Rights Agreement”) entered into with any investor to give such investor any Registration Right, who purchased shares of Domesticated SPAC Common Stock at US$10 per share in a private placement or placements consummated prior to or concurrently with the Closing, provided, however, that the terms and conditions of any PIPE Registration Rights Agreement shall not be more favorable than those provided to the Holders hereunder, unless the Company and the Sponsor have otherwise agreed in writing. The Company and the Company Holders hereby terminate the Prior Company Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. Domesticated SPAC and the SPAC Holders hereby, subject to and conditioned upon the Closing, terminate the Prior SPAC Agreement, which shall be of no further force and effect following the Closing and shall, upon the Closing, be superseded and replaced in its entirety by this Agreement.

6.2             Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Domesticated SPAC hereunder may not be assigned or delegated by Domesticated SPAC in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to Domesticated SPAC a properly completed agreement, to be bound by the terms of this Agreement substantially in form, attached hereto as Exhibit A (an “Addendum Agreement”), the transferor shall have delivered to Domesticated SPAC, no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred, and transferor has agreed to be bound by any lock-up or transfer restrictions applicable to holder and such holder’s Registrable Securities. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

6.3             Amendments and Modifications. Upon: (i) the approval of a majority of the total number of directors serving on Domesticated SPAC’s board of directors who are not nominated or designated pursuant to contractual rights of Holders; (ii) the written consent of Domesticated SPAC, and (iii) the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment or modification hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of share capital of Domesticated SPAC, in a manner that is materially and proportionally different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any holder or Domesticated SPAC and any other party hereto or any failure or delay on the part of a Holder or Domesticated SPAC in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any holder or Domesticated SPAC. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.4              Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (a) all of the Registrable Securities have been sold, pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (b) the holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale; provided, further, that with respect to any Holder, such Holder will have no rights under this Agreement and all obligations of Domesticated SPAC to such Holder under this Agreement shall terminate upon the earliest date (x) such Holder ceases to hold at least $200,000 Registrable Securities and (y) such Holder is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.

6.5              Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice), or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

If to Domesticated SPAC or Domesticated Company:

DiaCarta, Inc.

4385 Hopyard Rd, Suite 100

Pleasanton, CA, 94588
Attention:    Aiguo Zhang
Email:            azhang@diacarta.com

with a copy (which will not constitute actual or constructive notice) to:

Loeb & Loeb
345 Park Avenue, 19th Floor

New York, NY 10154

Attention:     Mitchell S. Nussbaum, Esq., Janeane R. Ferrari, Esq.

Email:            mnussbaum@loeb.com, jferrari@loeb.com and rmoawad@loeb.com

If to an Holder, to the address set forth under such Holder’s signature to this Agreement or to such Holder’s address as found in Domesticated SPAC’s books and records.

6.6             Governing Law; Jurisdiction. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All legal proceedings arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such legal proceedings, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such legal proceedings in the manner provided in Section 6.5 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any legal proceeding arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any legal proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 6.5.

6.7             WAIVER OF TRIAL BY JURY. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.8            Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Company Agreement and the Prior SPAC Agreement.

6.9             Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

6.10           Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.11           Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

DIACARTA, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

DIACARTA HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

HH&L INVESTMENT CO.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

HOLDER:

Name:

[Signature Page to Registration Rights Agreement]

SCHEDULE I

SPAC Holders

SCHEDULE II

Company Holders

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on [•], 20[•], by the undersigned (the “New Holder”) pursuant to the terms of that certain Registration Rights Agreement dated as of [•], 2022 (the “Agreement”), by and among Domesticated SPAC and the other parties thereto, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1.                   Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of Domesticated SPAC Common Stock (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a Holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Holder” and a holder of Registrable Securities for all purposes under the Agreement.

2.                   Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement, (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto and (c) agrees to be bound by any lock-up or transfer restrictions applicable to the transferor of the Shares and the Shares, to the extent applicable to the New Holder.

3.                   Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED
Print Name:	DIACARTA, INC.

By:	By: